Execution Copy


                                                                    Exhibit 10.1
                                                                    ------------

                          FORECLOSURE-RELATED AGREEMENT

         THIS FORECLOSURE-RELATED AGREEMENT (the "Agreement") is made and entered into as of April 30, 2008, by and among Petrol Oil and Gas, Inc., a Nevada corporation ("POIG"), Neodesha Pipeline, Inc., a Nevada corporation ("Neodesha"), Coal Creek Pipeline, Inc., a Nevada corporation ("Coal Creek," POIG, Neodesha and Coal Creek are collectively referred to as "Petrol"), LV Administrative Services, Inc. ("LV"), administrative and collateral agent for Laurus Master Fund, Ltd. ("Laurus"), Valens Offshore SPV I, Ltd. ("Valens Offshore"), Valens U.S. SPV I, LLC ("Valens US"), Calliope Capital Corporation ("Calliope") and Pallas Production Corp. ("Pallas", and together with, Laurus, Valens Offshore, Valens US and Calliope, the "Holders").

                                    RECITALS:

         WHEREAS, Petrol has outstanding obligations owing to Holders under that certain (i) Secured Convertible Term Note, dated October 28, 2004, in the principal amount of $8,000,000 issued by Petrol to Laurus and subsequently assigned in full to Pallas (as amended, restated, modified and/or supplemented from time to time, the "Note A"), (ii) Secured Term Note, dated October 31, 2005, in the principal amount of $10,000,000, issued by Petrol to Laurus and subsequently assigned in part to Valens US, Valens Offshore and Calliope (as amended, restated, modified and/or supplemented from time to time, the "Note B"), (iii) Secured Term Note, dated March 31, 2006, in the principal amount of $5,000,000 issued by Petrol to Laurus and subsequently assigned in full to Calliope (as amended, restated, modified and/or supplemented from time to time, the "Note C") and (iv) Secured Term Note, dated May 26, 2006, in the principal amount of $10,000,000 issued by Petrol to Laurus and subsequently assigned in full to Calliope (as amended, restated, modified and/or supplemented from time to time, the "Note D" , and collectively with Note A, Note B and Note C, the "Notes", and all other obligations of Petrol associated therewith (the "Outstanding Obligations"); and

         WHEREAS, Petrol acknowledges, ratifies and confirms that, all of the terms, conditions, representations and covenants contained in the Loan Documents (as defined below) are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the this Agreement, subject to the releases and other terms and conditions set forth herein; and

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         WHEREAS, Petrol acknowledges, ratifies and confirms that the defined term " Outstanding Obligations", includes, without limitation, all obligations and liabilities of Petrol and its subsidiaries under this Agreement and the Loan Documents (as defined below) to LV and each Holder (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent; and

         WHEREAS, the Outstanding Obligations are secured by various mortgages and other fixed and mixed assets and real and personal property pursuant to security and other agreements (collectively with the Notes, the "Loan Documents") covering assets or other rights to which Petrol has rights (all such assets, rights and collateral, collectively, the "Collateral"), a portion of which are assets and rights referred to as the "Petrol-Neodesha Project," located in Neosho and Wilson Counties, Kansas, consisting of, among other Collateral, mortgages, and real, personal property and fixed and mixed assets used in connection with the Petrol-Neodesha Project, and shall include, without limitation, all undeveloped Neodesha sites and all gas gathering systems and other rights relating to the Petrol-Neodesha Project (collectively, the "Neodesha Collateral"); and

         WHEREAS, there is presently due and owing to the Holders as of April 30, 2008, the aggregate principal sum of $26,605,296.16 under the Notes, which, together with accrued interest and accrued default fees thereon and certain costs and expenses of the Holders total, as of the date hereof, $35,730,434.08 and which amount is owed to the Holders; and

                  WHEREAS, on April 9, 2008, LV delivered to Petrol a letter asserting certain events of default under the Loan Documents and related documents and accelerating the indebtedness pursuant to the terms thereof (collectively, the "Designated Defaults"); and

         WHEREAS, Petrol acknowledges the occurrence and the continuance of the Designated Defaults, and by reason of the existence of the Designated Defaults, the Holders have full legal right to exercise their rights and remedies under the Loan Documents, such remedies include, but are not limited to, the right to foreclose on the Neodesha Collateral; and

         WHEREAS, Petrol and Holder desire to conduct an orderly foreclosure of the Neodesha Collateral subject to the terms and conditions set forth herein.


                                    AGREEMENT

         In consideration of the foregoing Recitals, the mutual promises and covenants contained herein, LV, the Holders and Petrol agree as follows:

               1.   Intention to Foreclose.

               (a) LV and the Holders hereby provide notice of their intention to institute foreclosure proceedings with respect to the Outstanding Obligations and the Neodesha Collateral, and Petrol acknowledges that

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          it has no basis to defend, nor object to, such proceedings and Petrol shall refrain from unduly delaying, and it will reasonably assist, LV and the Holders in the expeditious completion of the judicial foreclosure proceedings and the resulting public judicial foreclosure sale (the "Foreclosure Sale"). LV and the Holders agree to proceed without undue delay (attributable to them) to the Foreclosure Sale. In the event LV, the Holders or any affiliate of LV or the Holders acquire the Neodesha Collateral at the Foreclosure Sale, the Neodesha Collateral shall be taken in full satisfaction of all Outstanding Obligations as of the date of Foreclosure Sale.

               (b) Holders would bid the entire amount of the Outstanding Obligations plus all accrued interest and other sums due and owing from Petrol to LV and the Holders at the Foreclosure Sale or otherwise ensure that there is no deficiency judgment or other sums of money due and owing from Petrol to the Holders (or their successors and assigns) following the Release Date (as defined below).

               (c) Petrol agrees that it shall not contest Holders' foreclosure proceedings with respect to the Foreclosure Sale and acknowledges that it has no basis to defend, nor object to, such proceedings and that it is in the best interests of Petrol to consent to the foreclosure referred to herein and to refrain from unduly delaying such proceedings. Petrol shall take all necessary steps to facilitate the Foreclosure Sale.

               2. Release of Non-Neodesha Collateral. On the later of the date of consummation of the Foreclosure Sale and the date upon which the judgment for judicial foreclosure of the Neodesha Collateral becomes final and non-appealable (the "Release Date"), LV and the Holders shall release Petrol of all remaining amounts due and owing to the Holders, including the Outstanding Obligations, and properties subject to a mortgage or security interest pledged to the Holders (other than the Neodesha Collateral) will be released by the Holders, and LV and the Holders shall immediately deliver to Petrol each of the originally executed Notes and each originally executed Prior Warrant (as defined below) for cancellation. By way of further assurances, LV and the Holders shall take all steps, and execute and deliver forthwith upon demand by Petrol all documents, reasonably necessary to effect the foregoing releases. Petrol will be responsible for preparation of the documents, together with any filing fees or other official charges related thereto.

               3. Mutual Releases.

               (a) Effective on the Release Date, and without any further action by the parties hereto, Petrol, on behalf of itself and its subsidiaries and affiliates, hereby releases, remises, acquits and discharges LV and the Holders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, managers, members, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, investment funds and affiliates (all of the foregoing hereinafter called the "Laurus Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature,

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          heretofore arising, for or because of any matter or things done, omitted or suffered to be done by any of the Laurus Released Parties prior to and including the date of execution hereof, and in any way directly arising out of or in any way connected to the Collateral, the Notes, this Agreement, the Loan Documents and the Outstanding Obligations (all of the foregoing hereinafter called the "Laurus Released Matters"). Petrol acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Laurus Released Matters. Petrol acknowledges, represents and warrants to LV and the Holders that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Petrol in any Laurus Released Matter to any other person and that the foregoing constitutes a full and complete release of all Laurus Released Matters.

               (b) Effective on the Release Date, and without any further action by the parties hereto, and in addition to the releases set forth in
          Section 2, above, LV and each Holder hereby releases, remises, acquits and discharges Petrol and its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Petrol Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, heretofore arising, for or because of any matter or things done, omitted or suffered to be done by any of the Petrol Released Parties prior to and including the date of execution hereof, and in any way directly arising out of or in any way connected to the Neodesha Collateral, the Notes, this Agreement, and the Loan Documents and the Outstanding Obligations (all of the foregoing hereinafter called the "Petrol Released Matters"). LV and each Holder acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Petrol Released Matters. LV and each Holder acknowledges, represents and warrants to Petrol that it has not purported to transfer, assign or otherwise convey any right, title or interest of such party in any Petrol Released Matter to any other person and that the foregoing constitutes a full and complete release of all Petrol Released Matters.

               4. Overriding Royalty Interests. Effective on the Release Date, the Holders shall reassign to Petrol the three percent (3%) overriding royalty interest in the mineral leases located at Petrol's Coal Creek Project, and thereafter Holders shall, upon demand by Petrol, transfer to Petrol any other interest Holders may have in any non-Neodesha Collateral, whether real, personal, fixed or mixed, owned by Petrol, on the Release Date.

               5. Operating/Services Agreement. If and only if LV, any Holder or any affiliate of LV or the Holders acquires the Neodesha Collateral at the Foreclosure Sale (the "Laurus-Valens Acquiring Party"), the Laurus-Valens Acquiring Party and Petrol intend to enter into an operating/servicing agreement pursuant to which Petrol shall continue to operate such properties on behalf of the Laurus-Valens Acquiring

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          Party. Such agreement would become effective only if there is a
          Laurus-Valens Acquiring Party and shall be effective on the date of consummation of the Foreclosure Sale ( the "Sale Date"). Within thirty
          (30) days of the date hereof, the parties hereto will negotiate in good faith for the purpose of entering into an operating/services agreement for this purpose, which agreement would include usual and customary terms and conditions for the provision of well and lease operating services.

               6. Warrants. Effective on the Release Date, all warrants for the purchase of securities of Petrol issued to Holders in connection with the Outstanding Obligations that are issued and outstanding on the Release Date (the "Prior Warrants") shall be cancelled and replaced with warrants to purchase an aggregate of 1,000,000 shares of common stock of Petrol at an initial exercise price of $0.20, in the form attached hereto as Exhibit A.

               7. Block Account Agreement. Reference is made to that certain letter agreement, dated October 28, 2004, by and among Petrol, the Holders and Cornerstone Bank ("Bank"), as amended by that certain letter dated November 5, 2007, and further amended by that certain letter agreement, dated April 21, 2008 (the "Block Account Agreement"). All proceeds derived from oil and gas production on or after the Sale Date from the Neodesha Collateral, whether or not deposited in the Bank bank account to which the Block Account Agreement applies, and the $75,000.00 minimum balance under the Block Account Agreement shall be property of the Holders, free and clear of all security interests, liens and encumbrances, and shall be promptly remitted by Petrol to LV, on behalf of the Holders. LV and the Holders will not give Bank a Payment Direction Notice (as defined in the Block Account Agreement) on or prior to the Sale Date.

               8. Representations and Warranties. Petrol hereby represents and warrants to LV and Holders as follows:

               (a) Corporate Power; Authorization. Petrol has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Petrol.

               (b) Enforceability. This Agreement is the legal, valid and binding obligation of Petrol, enforceable against Petrol in accordance with its terms.

               (c) No Violation. Petrol's execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which Petrol is subject; or (ii) conflict with or result in a breach of Petrol's organizational documents or any agreement or instrument to which Petrol is party or by which it or its properties are bound.

               9. Representations and Warranties. LV and the Holders hereby represent and warrant to Petrol as follows:

               (a) Corporate Power; Authorization. LV and each Holder has the corporate or company power, and has been duly authorized by all requisite corporate or company action, to execute and deliver this

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          Agreement and to perform its obligations hereunder and thereunder.
          This Agreement has been duly executed and delivered by LV and the Holders.

               (b) Enforceability. This Agreement is the legal, valid and binding obligation of LV and the Holders, enforceable against LV and the Holders in accordance with its terms.

               (c) No Violation. The execution, delivery and performance of this Agreement by LV and the Holders does not and will not (i) violate any law, rule, regulation or court order to which LV or any Holder is subject; or (ii) conflict with or result in a breach of the organizational documents of LV and the Holders or any agreement or instrument to which LV or any Holders is party or by which it or its properties are bound.

               10. Bankruptcy Considerations. For purposes hereof, the term "Proceeding" shall mean any case, suit, or proceeding or other action for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing relief for debtors including, but not limited to a voluntary or involuntary petition under Title 11 of the United States Code (the "Bankruptcy Code"). Petrol agrees that in the event Petrol or any of its subsidiaries shall commence, or be the subject of, any Proceeding (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or (C) seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, or an order of relief is granted, then, in consideration of the promises provided in this Agreement and other good and valuable consideration, the receipt and sufficiency of which Petrol acknowledges, Petrol agrees as follows:

               (a) Prohibition Against Financing or Use of Cash Collateral. This Agreement, without modification, shall be deemed to be a stipulation among LV, the Holders and Petrol providing that Petrol is not entitled to continued financing hereunder of under the Loan Documents, the use of cash collateral or "priming" financing in any manner, unless consented to in writing by the LV and the Holders, in their sole and absolute discretion, and approved by an order of the United States Bankruptcy Court in such Proceeding (the "Bankruptcy Court"). In the event that LV and the Holders consent to continued financing pursuant to 11 U.S.C. ss. 364 of the Bankruptcy Code, Petrol agrees that Petrol shall cooperate in and shall not in any way resist having this Agreement, become and be fully incorporated in an order entered by the Bankruptcy Court. Such Order shall incorporate all the terms provided by this Agreement.

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               (b) Relief From Automatic Stay. LV and the Holders shall be entitled at all times to relief from the automatic stay under Section 362 of the Bankruptcy Code, any stay or other form of creditor restraint imposed under Section 105 or any other section of the Bankruptcy Code or any other stay or creditor restraint imposed under any other Proceeding, any of which would adversely impact the rights and remedies that are available to LV and the Holders under this Agreement and the Loan Documents. Petrol, to the fullest extent permitted by law, knowingly, willingly, irrevocably and unconditionally consent to such relief and hereby irrevocably and unconditionally waive their right to object to the foregoing relief. Notwithstanding any other provision in the U.S Bankruptcy Code to the contrary, Petrol agrees that if a voluntary or involuntary bankruptcy petition is filed by or against Petrol (the "Bankruptcy Case"), in the Bankruptcy Case, Petrol will not contest a motion for relief from the automatic stay filed by LV or Holders pursuant to 11 U.S.C. ss. 362 to enforce its rights with respect to the Neodesha Collateral. Petrol fully understands and acknowledges that this Agreement represents a final attempt to resolve the financial problems of Petrol and that this Agreement is made conditioned on Petrol's agreement to permit the lifting of the automatic stay in the Bankruptcy Case as set forth herein. Petrol further acknowledges that it does not have, and does not expect to have, any equity in the Neodesha Collateral, and that the Neodesha Collateral is not, and is not expected to be, necessary to an effective reorganization within the meaning of 11 U.S.C. ss. 362(d).

               (c) Waiver of Supplemental Stay. Petrol shall not assert or request any other party to assert that the automatic stay provided by
          Section 362 of the Bankruptcy Code or any other stay or creditor restraint imposed by any other Proceeding shall operate or be interpreted to stay, prevent, interdict, condition, reduce or inhibit the ability of LV and the Holders to enforce any rights they have by virtue of this Agreement or the Loan Documents or any other rights they have, whether now or subsequently acquired, against Petrol or any of it subsidiaries. Petrol shall not seek a supplemental stay or any other relief, whether injunctive or otherwise pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, or any provision of any other Proceeding to stay, prevent, interdict, condition, reduce or inhibit the ability of LV and the Holders to enforce any rights they have by virtue of this Agreement or the Loan documents, whether now or hereafter acquired, against Petrol or any of its subsidiaries.

               11. Waiver of Redemption Rights. To the fullest extent permitted by applicable law, Petrol hereby waives all redemption rights, if any, respecting the Neodesha Collateral and agrees not to insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension or moratorium law, and any exemption from execution or sale of the Neodesha Collateral.

               12. Conduct of Operations of Neodesha Collateral. Petrol covenants and agrees that, between the date of this Agreement and the Release Date, except as contemplated by this Agreement or as required by law, or LV shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, the operation of the Neodesha Collateral shall be conducted only in, and Petrol shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and Petrol will use its commercially reasonable efforts to preserve substantially intact the Neodesha

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          Collateral, to preserve the present relationships of Petrol with customers, clients, suppliers and other persons with which Petrol has significant business relations and to maintain in full force and effect all permits and licenses necessary for the conduct of the business of operating the Neodesha Collateral. Petrol further covenants and agrees that on the first day of each month, commencing May 1, 2008, it will provide monthly revenue, operating and general expense statements to LV relating to the operations of the Petrol-Neodesha Project.

               13. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

               (a) impair the validity, perfection or priority of any lien or security interest securing the Loans Documents;

               (b) waive or impair any rights, powers or remedies of the Holders under the Loan Documents prior to the Release Date; or

               (c) make any additional loans or other extensions of credit to Petrol.


This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

               14. Expenses. Each party shall pay its costs, fees and expenses (including attorneys' fees) incurred in connection with the negotiation, preparation, administration and enforcement of this Agreement, provided, in the event of a breach of this Agreement, the prevailing party, if any, may recover reasonable attorneys' fees as additional damages; provided, however, Petrol acknowledges that, pursuant to the Loan Documents, the costs and expenses of LV's and the Holder's legal counsel will be added to the amount of the Outstanding Obligations.

               15. 8-K Filing. Petrol hereby agrees to, no later than five (5) days after the date hereof, file a current report on Form 8-K disclosing the potential public Foreclosure Sale and the other transactions set forth in this Agreement.

               16. Miscellaneous.

               (a) Further Assurance. If any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of Petrol, LV and the Holders shall execute such other and further documents and instruments and take such further action as any party hereto may reasonably request.

               (b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

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               (c) Entire Agreement. This Agreement, together with the Loan
          Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering this Agreement, the parties hereto acknowledge that they are relying on no statement, representation, warranty, covenant or agreement of any kind made by any other party hereto or any employee or agent of such party, except as expressly provided for herein.

               (d) Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such justification, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

               (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such state.

               (f) Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

               (g) Notices. Any notices with respect to this Agreement shall be given in the manner provided for in the Loan Documents, except that notices to Petrol shall be made to the following addresses:

                   Petrol Oil and Gas, Inc.
                   11020 King Street, Suite 375
                   Overland Park, KS 66210
                   Attn:  Loren Moll, Chief Executive Officer

                   with a copy to:

                   Stinson Morrison Hecker LLP
                   1201 Walnut Street, Suite 2900
                   Kansas City, MO 64106
                   Attn:  Craig L. Evans

               (h) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.


                         [signatures on following pages]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PETROL OIL AND GAS, INC.



By:  /s/
   ----------------------------------------------
          Loren Moll, Chief Executive Officer


NEODESHA PIPELINE, INC.



By:  /s/
   ----------------------------------------------
          Loren Moll, Chief Executive Officer


COAL CREEK PIPELINE, INC.



By:  /s/
   ----------------------------------------------
          Loren Moll, Chief Executive Officer




LV ADMINISTRATIVE SERVICES, INC.,
as Agent



By:  /s/
   ----------------------------------------------
          Name:
          Title:

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LAURUS MASTER FUND, LTD.
By:  Laurus Capital Management, LLC,
        its investment manager



By:  /s/
   ----------------------------------------------
          Name:
          Title:



VALENS OFFSHORE SPV I, LTD.
By:  Valens Capital Management, LLC,
        its investment manager



By:  /s/
   ----------------------------------------------
          Name:
          Title:



VALENS U.S. SPV I, LLC
By:  Valens Capital Management, LLC,
        its investment manager



By:  /s/
   ----------------------------------------------
          Name:
          Title:



CALLIOPE CAPITAL CORPORATION
By:  Laurus Capital Management, LLC,
        its investment manager



By:  /s/
   ----------------------------------------------
          Name:
          Title:

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PALLAS PRODUCTION CORP.
By:  Laurus Capital Management, LLC,
        its investment manager



By:  /s/
   ----------------------------------------------
          Name:
          Title:

                                    EXHIBIT A



     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

          Right to Purchase up to __________ Shares of Common Stock of
                            Petrol Oil and Gas, Inc.
                   (subject to adjustment as provided herein)

                      FORM OF COMMON STOCK PURCHASE WARRANT

No. _________________                                Issue Date:  ________, 2008

         Petrol Oil and Gas, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ___________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business , 2008 (the "Expiration Date"), up to __________ fully paid and non-assessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

               (a) Common Stock" means (i) the Company's Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

               (b) "Company" means Petrol Oil and Gas, Inc. and any person or entity which shall succeed, or assume the obligations of, Petrol Oil and Gas, Inc. hereunder.

               (c) "Exercise Price" means a price of $0.20 per share, subject to adjustment as provided herein.

               (d) "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          1. Exercise of Warrant.

             1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

             1.2 Fair Market Value. For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               (a) If the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

               (b) If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over The Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

               (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

               (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.

1.3 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

             1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

           2. Procedure for Exercise.

             2.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

             2.2 Exercise.

               (a) Payment may be made either (i) in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or
          (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

               (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this

          Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

          X=                  Y(A-B)
                              ------
                                A

          Where X =           the number of shares of Common Stock to be issued
                              to the Holder

          Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

          A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

          B = the Exercise Price per share (as adjusted to the date of such calculation)

          [Notwithstanding anything to the contrary set forth in Section 2.2(a) above, to the extent that a registration statement registering all the shares of Common Stock of the Company issuable upon exercise of this Warrant has been declared effective by the Securities and Exchange Commission and remains effective as of the date of the proposed exercise set forth in an Exercise Notice, the Holder shall upon such proposed exercise, make payment to the Company of each respective Exercise Price set forth in such Exercise Notice in cash by wire transfer of immediately available funds or by certified or official bank check only.]

          3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

             3.1 Reorganization, Consolidation, Merger, Etc. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of this Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of this Warrant, and (y) to the extent that the Holder would be entitled to receive Common stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of this Warrant.

             3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the "Trustee").

             3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

          4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

          5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 11 hereof).

          6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

          7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel (at the Company's expense) that provides that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor.

          8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          9. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and
(2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Company of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding..

          10. Warrant Agent. The Company may, by written notice to the Holder of this Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

          11. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

          12. Rights of Shareholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the "Warrant Shares"), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the third business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

          13. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder from time to time.

          14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


WITNESS:                                    Petrol Oil and Gas, Inc.


                                            By:  /s/
-----------------------------                  -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                   (To Be Signed Only On Exercise Of Warrant)

To:      [Newco]
         _____________________
         _____________________
         Attention:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____) (the "Warrant"), hereby irrevocably elects to purchase (check applicable box):

______             ______ shares of the common stock covered by the Warrant; or

______ the maximum number of shares of common stock covered by the Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

         The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in the Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

______             $__________ in lawful money of the United States; and/or

______ the cancellation of such portion of the Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

______ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in
                   Section 2.2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

         The undersigned requests that the certificates for such shares be issued in the name of, and delivered to________________________ whose address is
___________________________________________________________________________.

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________                   ____________________________________
                                            (Signature must conform to name of
                                            holder as specified on the face of
                                            the Warrant)
                                            Address:___________________________

                                                    ___________________________

                                    EXHIBIT B

                         FORM OF TRANSFEROR ENDORSEMENT

                   (To Be Signed Only On Transfer Of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of [Newco] into which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of [Newco] with full power of substitution in the premises.

                                             Percentage               Number
                                             ----------               ------
     Transferees       Address               Transferred            Transferred
     -----------       -------               -----------            -----------





Dated:_______________________               ___________________________________
                                            (Signature must conform to name of
                                            holder as specified on the face of
                                            the Warrant)
                                            Address:___________________________

                                                    ___________________________


                                            SIGNED IN THE PRESENCE OF:

                                            ___________________________________
                                                         (Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

_____________________________
         (Name)